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                                                                    EXHIBIT 23.3

                            CONSENT OF INDEPENDENT
                         CERTIFIED PUBLIC ACCOUNTANTS
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The Board of Directors
Total Renal Care Holdings, Inc.:


We consent to incorporation herein by reference of our reports dated July 8, 1994, relating to the consolidated balance sheets of Total Renal Care, Inc. and subsidiaries as of May 31, 1994 and 1993, and the related consolidated statements of income and retained earnings, and cash flows for each of the years in the three-year period ended May 31, 1994 and all related financial statement schedules and the consolidated statements of income, stockholders' equity, and cash flows of Total Renal Care Holdings, Inc. and subsidiaries for the year ended May 31, 1994 and the related financial statement schedule, which reports appear in the registration statement No. 33-79770 on Form S-1 of Total Renal Care, Inc. and Medical Ambulatory Care, Inc. and the December 31, 1996 annual report on Form 10-K of Total Renal Care Holdings, Inc.

Our reports which appear in the registration statement No. 33-79770 on Form S-1 of Total Renal Care, Inc. and Medical Ambulatory Care, Inc. refer to a change in the method of accounting for income taxes effective June 1, 1993.


KPMG Peat Marwick LLP


Seattle, Washington
August 29, 1997